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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        AUGUST 10, 2005
                                                 -------------------------------


                              PACIFIC ETHANOL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    000-21467                 41-2170618
           --------                    ---------                 ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


          5711 N. WEST AVENUE, FRESNO, CALIFORNIA                  93711
          ---------------------------------------                  -----
         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:            (559)435-1771
                                                    ----------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED AS OF AUGUST 1, 2005 BETWEEN THE COMPANY THE HOLDERS OF THE MEMBERSHIP INTERESTS OF PHOENIX BIO-INDUSTRIES, LLC

         On August 10, 2005, the Company entered into a Membership Interest Purchase Agreement (the "Agreement") dated as of August 1, 2005, with certain holders of the Membership Interests of Phoenix Bio-Industries, LLC, a California limited liability company ("PBI"). PBI is the owner of a newly-constructed ethanol production facility in Goshen, California that is undergoing initial start-up testing.

         The purchase price, subject to certain adjustments, is to be approximately $47.5 million payable in approximately $30.5 million in cash, the assumption or payoff of approximately $9.0 million in debt and the issuance by the Company to the members of the limited liability company of an aggregate of $8.0 million in convertible subordinated promissory notes. To the extent that debt actually assumed by the Company is greater or less than $9.0 million, the cash payment of approximately $30.5 million is to be reduced or increased, respectively, by an equal amount.

         The convertible subordinated promissory notes are to be convertible at a rate of 120% of the lesser of (x) $10.00 or (y) the volume weighted average price of the Company's shares of common stock over the five (5) trading day period ending on August 10, 2005. The convertible subordinated promissory notes are to be secured by a subordinated security interest in the form of a deed of trust encumbering PBI's ethanol production facility and the ground lease upon which it is located, junior only to one or more deeds of trust securing an aggregate amount not to exceed $37.5 million.

         In addition, and as additional consideration for the acquisition of the membership interests, the Agreement contemplates the issuance by the Company, to the holders of the membership interests of PBI, warrants to purchase, in the aggregate, a maximum of 1.0 million shares of the Company's common stock at an exercise price of $8.00 per share.

         The Agreement also contemplates that the Company will execute a Registration Rights Agreement with the holders of the membership interests of PBI for the registration of the shares of common stock underlying the convertible subordinated promissory notes and the warrants.

         The Agreement provides for the closing of the acquisition to occur within 3 to 5 days after the day on which the last of the conditions to closing have been satisfied or waived; provided, however, that the closing must take place on the date which is the sooner of (i) 60 days after the date on which at least 5,000 gallons of ethanol has been produced in one day at PBI's facility and (ii) October 15, 2005. The closing of the acquisition is subject to numerous conditions in favor of the Company and the members of PBI including, among others, (i) that PBI's ethanol production facility must be producing at a minimum rate of 25.0 million gallons of ethanol per year, (ii) that PBI be in compliance with all applicable laws and ordinances, (iii) that all members of PBI have signed the Agreement, (iv) that all permits necessary for the continued operation of the ethanol production facility following the closing date will be in place and (v) that the Company secure all financing necessary for payment of the purchase price.

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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
                  --------------------------------------------

                  None.

         (b)      PRO FORMA FINANCIAL INFORMATION.
                  --------------------------------

                  None.

         (c)      EXHIBITS.
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                  NUMBER   DESCRIPTION
                  ------   -----------

                  10.1 Form of Membership Interest Purchase Agreement between the Company and the Holders of the Membership Interests of Phoenix Bio-Industries, LLC


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2005                 PACIFIC ETHANOL, INC.


                                       By:  /S/ RYAN TURNER
                                           -------------------------------------
                                           Ryan Turner, Chief Operating Officer




                                       4

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                         EXHIBITS FILED WITH THIS REPORT

         NUMBER   DESCRIPTION
         ------   -----------

         10.1 Form of Membership Interest Purchase Agreement between the Company and the Holders of the Membership Interests of Phoenix Bio-Industries, LLC